UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 30, 2005

Date of Report (Date of Earliest Event Reported)

BENTLEY PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10581	59-1513162
(Commission File Number)	(I.R.S. Employer Identification No.)

Bentley Park
2 Holland Way
Exeter, New Hampshire	03833
(Address of Principal Executive Offices)	(Zip Code)

(603) 658-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BENTLEY PHARMACEUTICALS, INC.

Item 1.01.                                          Entry into a Material Definitive Agreement.

On March 30, 2005, the Compensation Committee of the Board of Directors of Bentley Pharmaceuticals, Inc. determined the base salaries of the executive officers, with retroactive effect from January 1, 2005, their target bonus potential for 2005 expressed as a percentage of their respective base salaries, and their annual stock option awards.

This year the Committee retained the services of an independent compensation consultant, Frederic W. Cook & Co., Inc., to assist the committee in reviewing base salaries and short and long-term incentive compensation for Bentley’s executive officers, including advice regarding equity compensation planning in light of Statement of Financial Accounting Standards No. 123 (Revised), Share-Based Payment, for equity based compensation, which will require that the estimated fair value of stock options on the date of grant be accounted for as expense over the periods that services are provided by the option holders.

The Committee annually evaluates the performance and determines the compensation of the Company’s executive officers based on the Committee’s assessment of Bentley’s overall performance and any improvements in Bentley’s financial results, strategic alliances, acquisitions of products, product registrations, and financing, as well as individual contributions to Bentley and the length of each officer’s service with Bentley.  Based on this evaluation and a survey of executive compensation of similarly situated companies conducted by the Committee’s consultant, the Committee adjusted the annual base salary for each executive officer for 2005.

The Committee also established a target bonus opportunity for each of the executive officers for 2005 expressed as a percentage of base salary.  This bonus potential can be exceeded by up to 50% of the target for performance above target, or reduced down to 50% or even zero for performance below target.  Of the bonus potential for each of the executive officers, 75% will be based entirely on the Committee’s assessment of Bentley’s performance against corporate goals for earnings per share, cash flow and total shareholder return. The remainder of the bonus potential will be based on the Committee’s subjective assessment regarding each executive officer’s performance against individualized objectives.

The Committee uses stock option awards to coordinate executives’ and stockholders’ long-term interests by creating a direct link between a portion of executive compensation and increases in the price of Bentley’s common stock and Bentley’s long-term success.  In determining the 2005 stock option awards, the Committee considered the impact of the expense of the awards in future periods under the new accounting rules.

Based on the Committee’s subjective assessment of the performance of Bentley’s Spanish subsidiaries in adjusting to the price cuts imposed by the Spanish Ministry of Health at the end of 2003 and in positioning the Spanish business for growth outside of Spain, the Committee also approved a bonus of €100,000 for 2004 performance of Mr. Herrera, the Managing Director of Bentley’s European Subsidiaries.

The base salaries and target bonuses for 2005 and the annual stock option awards for Bentley’s executive officers are listed in Exhibit 10.1 and are incorporated herein by this reference.  Additional information on executive compensation is included in Bentley’s proxy statement for its annual meeting of shareholders.

Item 9.01.                                          Financial Statements and Exhibits.

(c)                                  Exhibits.

10.1                           2005 base salaries, target bonuses and annual stock option awards for Bentley’s executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENTLEY PHARMACEUTICALS, INC.

Date: April 5, 2005	By:	/s/ MICHAEL D. PRICE
Michael D. Price
Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	2005 base salaries, target bonuses and annual stock option awards for Bentley’s executive officers. Filed herewith.